    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 2001.

                                                       REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            AT&T LATIN AMERICA CORP.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                           22-3687745
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification number)

220 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA                        33134
 (Address of principal executive offices)                       (Zip Code)

                AT&T LATIN AMERICA 2000 LONG TERM INCENTIVE PLAN
          FIRSTCOM 1999 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                       INDIVIDUAL STOCK OPTION AGREEMENTS
                            (Full Title of the Plans)

                               THOMAS C. CANFIELD
                          GENERAL COUNSEL AND SECRETARY
                            AT&T LATIN AMERICA CORP.
                              220 ALHAMBRA CIRCLE,
                           CORAL GABLES, FLORIDA 33134
                     (Name and Address of Agent for Service)

                                 (305) 459-6300
          (Telephone Number, including Area Code, of Agent for Service)

                          Copies of communications to:

                              ANDREW HULSH, ESQUIRE
                                BAKER & MCKENZIE
                        1200 BRICKELL AVENUE, 19TH FLOOR
                              MIAMI, FLORIDA 33131
                                 (305) 789-8900

                               ------------------

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed               Proposed
                                                        Maximum                 Maximum
                                 Amount                 Offering               Aggregate              Amount of
Title of Securities               To be                  Price                  Offering            Registration
to be Registered             Registered (1)          Per Share (2)               Price                   Fee
----------------             --------------          -------------               -----                   ---

Class A common stock,
$0.0001 par value per          17,444,452             $7.9019                 $101,025,075             $25,257
share, issuable under                                 $1.6400
the AT&T Latin America
2000 Long-Term
Incentive Plan

Class A common stock,           7,916,166             $5.9941                 $ 47,453,174             $11,863
$0.0001 par value per
share, issuable under
the FirstCom 1999 Stock
Option and Restricted
Stock Purchase Plan and
individual stock option
agreements


(1) This registration statement also covers an indeterminate number of shares of Class A common stock of AT&T Latin America which may be issued by reason of stock dividends, stock splits, or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act. With respect to
    (i) the 11,564,550 shares of Class A common stock underlying outstanding options issued under the AT&T Latin America 2000 Long Term Incentive Plan and (ii) the 7,916,166 shares of Class A common stock underlying outstanding options issued under the FirstCom 1999 Stock Option and Restricted Stock Purchase Plan and the individual stock option agreements, the Proposed Maximum Aggregate Offering Price Per Share was estimated pursuant to Rule 457(h), under which the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 11,564,550 shares of Class A common stock underlying outstanding options issued under the AT&T Latin America 2000 Long Term Incentive Plan is $7.9019. The weighted average exercise price of the 7,916,166 shares of Class A common stock underlying outstanding options issued under the FirstCom 1999 Stock Option and Restricted Stock Purchase Plan and the individual stock option agreements is $5.9941. With respect to the 5,879,902 shares of Class A common stock underlying options available for future grant under the AT&T Latin America 2000 Long Term Incentive Plan, the estimated Proposed Maximum Aggregate Offering Price Per Share was estimated pursuant to Rule 457(c), whereby the per share price was determined by reference to the average between the high and low price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) on October 2, 2001, which average was $1.6400.

                                EXPLANATORY NOTE

         We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register shares of our Class A common stock issuable upon the exercise of stock options granted under our 2000 Long Term Incentive Plan (the "Plan"), the 1999 Stock Option and Restricted Stock Purchase Plan of FirstCom Corporation ("FirstCom"), a company that was merged into one of our wholly-owned subsidiaries in August 2000, and individual stock option agreements assumed by us that were granted initially by FirstCom or one of its predecessors, InterAmericas Communications Corporation or Theodore Games, Inc. to existing and former employees and directors.

                                     PART I
                              INFORMATION REQUIRED
                         IN THE SECTION 10(A) PROSPECTUS

         We will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

                                     PART II
                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by us with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") are incorporated into this registration statement by reference:

         (1) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 2000 (the "Annual Report");

         (2) The registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

         (3) The registrant's current reports on Form 8-K filed January 18, 2001, January 22, 2001 and May 31, 2001 and all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in
(1), above; and

         (4) A description of the registrant's Class A common stock, par value $0.0001 per share, and related matters included in the registrant's registration statement on Form 8-K12g-3 filed under the Securities Exchange Act (file no. 0-31010), and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

         Baker & McKenzie served as counsel to the registrant in connection with the preparation of this registration statement. The opinion of Baker & McKenzie as to the validity of the shares of Class A common stock offered hereby is included as Exhibit 5.1 to this registration statement. A partner of Baker & McKenzie beneficially owns 250,000 shares of the registrant's Class A common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Delaware law currently permits a corporation to limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of the duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; violation of Section 174 of the Delaware General Corporation Law, any transaction from which the director derived an improper personal benefit or any act or omission prior to the adoption of such a provision in the certificate of incorporation. Our certificate of incorporation provides that no directors will be liable to us or any of our stockholders for breach of any fiduciary or other duty as a director, to the extent permitted by Delaware law (as it is now or later in effect).

         Delaware law generally permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action. However, there must be a determination that the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. This determination is made, in the case of an individual who is a director or officer at the time of the determination, by:

         - a majority of the directors not a party to the action, even though less than a quorum;

         - a committee of such directors designated by a majority vote of such directors, even though less than a quorum;

         -        independent legal counsel in a written opinion; or

         - a majority vote of the stockholders, at a meeting at which a quorum is present.

         Without court approval, however, no indemnification may be made in respect of any derivative action in which the individual is adjudged liable to the corporation.

         Delaware law requires indemnification of directors and officers for reasonable expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

         Delaware law permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon that individuals' commitment to repay any advances unless it is determined ultimately that indemnification is proper.

         Under Delaware law, subject to public policy issues, a corporation may provide for more favorable indemnification and advancement of expenses than provided by statute through bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

         Our bylaws provide that we will indemnify any person made a party to a third-party action as a result of being a director or officer, and we may indemnify any other person party to a third-party action as a result of being our employee, against expenses, judgment, fines and amount paid in settlement actually and reasonably incurred. We will provide indemnification only upon a determination that the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. This determination must be made in accordance with the procedure provided for under Delaware law as described above. In derivative actions, indemnification will be limited to expenses actually and reasonably incurred by the indemnified party. Without court approval, no indemnification for derivative actions may be made if the person is found liable to us.

         At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

         The following is a complete list of exhibits filed as a part of this registration statement and which are incorporated herein by reference in this registration statement.

         4.1 Amended and Restated Certificate of Incorporation of AT&T Latin America Corp. (incorporated herein by reference to the AT&T Latin America Corp.'s Annual Report on Form 10-K for 2000, filed with the Securities and Exchange Commission on April 2, 2001).

         4.2 Amended and Restated Bylaws of AT&T Latin America Corp. (incorporated herein by reference to AT&T Latin America Corp.'s Annual Report on Form 10-K for 2000, filed with the Securities and Exchange Commission on April 2, 2001).

         4.3 AT&T Latin America 2000 Long Term Incentive Plan (incorporated herein by reference to the AT&T Latin America Corp.'s Annual Report on Form 10-K for 2000, filed with the Securities and Exchange Commission on April 2, 2001).

         4.4 FirstCom Corporation 1999 Stock Option and Restricted Stock Purchase Plan.

         4.5      Sample Theodore Games, Inc. Stock Option Agreement.

         4.6 Sample InterAmericas Communications Corporation Employee Stock Option Agreement.

         4.7 Sample InterAmericas Communications Corporation Director Stock Option Agreement.

         4.8      Sample FirstCom Corporation Employee Stock Option Agreement.

         4.9      Sample FirstCom Corporation Director Stock Option Agreement.

         4.10 Stock Option Agreement dated October 31, 1999 by and between FirstCom Corporation and Patricio E. Northland.

         4.11 Certificate of designation of shares of 15% Series B Preferred stock of AT&T Latin America Corp. (incorporated herein by reference to AT&T Latin America Corp.'s Registration Statement on Form S-4/A, filed with the Securities and Exchange Commission on July 27, 2000).

         5.1 Opinion of Baker & McKenzie regarding legality of the securities covered by this registration statement.

         23.1 Consent of Baker & McKenzie, counsel for AT&T Latin America Corp., to the use of its opinion with respect to the legality of the securities covered by this registration statement and to the references to such counsel in this registration statement (contained in the opinion filed as Exhibit 5.1 to this registration statement).

         23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants.

         24.1 Power of Attorney (included on the signature page of this registration statement)

ITEM 9. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the United States Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, the hereunto duly authorized, in the City of Coral Gables, State of Florida, on October 5, 2001.

                                         AT&T LATIN AMERICA CORP.



                                         By: /s/ Patricio E. Northland
                                             _____________________________
                                             Name: Patricio E. Northland*
                                             Title: Chairman, CEO and President

* As Chairman of the Board of Directors, CEO and President and as attorney-in-fact for Messrs. Ames, Dwyer, Haigh, Kleinman, Harrison, Montoya, Murphy, Petrillo and Weis and Ms. Meneses.

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes, constitutes and appoints each of Thomas C. Canfield and Patricio E. Northland or any of them, as such person's attorney-in-fact, with full power of substitution and resubstitution, to sign and file on such person's behalf individually and in each capacity stated below AT&T Latin America's registration statement on Form S-8, any and all amendments to the registration statement on Form S-8, (including without limitation, post-effective amendments), and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other exhibits therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, as fully as such person could do in person, hereby ratifying and confirming all that such attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                                      Title                                     Date

                                               Chairman of the Board, President and      October 5, 2001
/s/ Patricio E. Northland                      Chief Executive Officer
---------------------------------------------- (Principal Executive Officer)
Patricio E. Northland

/s/ Nelson A. Murphy                           Chief Financial Officer                   October 5, 2001
---------------------------------------------- (Principal Financial Officer)
Nelson A. Murphy

/s/ Lourdes Z. Meneses
---------------------------------------------- Corporate Controller                      October 5, 2001
Lourdes Z. Meneses                             (Principal Accounting Officer)

/s/ A. Gary Ames                               Director                                  October 5, 2001
----------------------------------------------
A. Gary Ames

/s/ Edward A. Dwyer                            Director                                  October 5, 2001
----------------------------------------------
Edward A. Dwyer

/s/ John A. Haigh                              Director                                  October 5, 2001
----------------------------------------------
John A. Haigh

/s/ R. Reed Harrison III                       Director                                  October 5, 2001
----------------------------------------------
R. Reed Harrison III

/s/ David C. Kleinman                          Director                                  October 5, 2001
----------------------------------------------
David C. Kleinman

/s/ Jorge P. Montoya                           Director                                  October 5, 2001
----------------------------------------------
Jorge P. Montoya

/s/ John C. Petrillo                           Director                                  October 5, 2001
----------------------------------------------
John C. Petrillo

/s/ Gary R. Weis                               Director                                  October 5, 2001
----------------------------------------------
Gary R. Weis

                                  EXHIBIT INDEX

         The following is a complete list of exhibits filed as a part of this registration statement and which are incorporated herein.

         Exhibit
         No.              Description

         4.4 FirstCom Corporation 1999 Stock Option and Restricted Stock Purchase Plan.

         4.5      Sample Theodore Games, Inc. Stock Option Agreement.

         4.6 Sample InterAmericas Communications Corporation Employee Stock Option Agreement.

         4.7 Sample InterAmericas Communications Corporation Director Stock Option Agreement.

         4.8      Sample FirstCom Corporation Employee Stock Option Agreement.

         4.9      Sample FirstCom Corporation Director Stock Option Agreement.

         4.10 Stock Option Agreement dated October 31, 1999 by and between FirstCom Corporation and Patricio E. Northland.

         5.1 Opinion of Baker & McKenzie regarding legality of the securities covered by this registration statement.

         23.1 Consent of Baker & McKenzie, counsel for AT&T Latin America Corp., to the use of its opinion with respect to the legality of the securities covered by this registration statement and to the references to such counsel in this registration statement (contained in the opinion filed as Exhibit 5.1 to this registration statement).

         23.2 Consent of PricewaterhouseCoopers LLP, independent certified public accountants.

         24.1 Power of Attorney (included on the signature page of this registration statement)